UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 12, 2004 Commission File Number 0-24395

bebe stores, inc. (Exact name of registrant as specified in its charter)

California (State or Jurisdiction of Incorporation or Organization)	94-2450490 (IRS Employer Identification Number)

400 Valley Drive Brisbane, California 94005 (Address of principal executive offices) Telephone: (415) 715-3900

Item 7. Financial Statements and Exhibits

(c) Exhibits

    99.1.        Press Release dated August 12, 2004.

Item 12.  Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. On August 12, 2004, bebe stores, inc. issued a press release announcing its financial results for the fiscal quarter and year ended June 30, 2004 and held a conference call regarding those results.

The press release relating to the financial results for the fiscal quarter and year ended  June 30, 2004 is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated August 12, 2004 bebe stores, inc. /s/ Walter Parks ______________________________ Walter Parks, Chief Financial Officer

Exhibit 99.1

Contact: Walter Parks
               Chief Financial Officer
               bebe stores, inc.
                (415) 715-3900

bebe stores, inc.
Announces Record Fourth Quarter and Fiscal Year 2004 Earnings

BRISBANE, CALIF. – August 12, 2004 – bebe stores, inc. (Nasdaq:BEBE) today announced financial results for the fourth quarter and fiscal year ended June 30, 2004.

Net sales for the fourth quarter of fiscal 2004 were $93.1 million, up 16.2% from $80.1 million reported for the fourth quarter a year ago. As previously reported, same store sales for the quarter increased 9.0% compared to an increase of 2.9% in the prior year.

Gross margin as a percentage of net sales increased to 47.0% in the fourth quarter of fiscal 2004, compared to 41.7% in the fourth quarter of fiscal 2003. The increase in gross margin as a percentage of net sales from the prior year of 5.3% was primarily the result of improved merchandise margins and favorable occupancy leverage as a result of higher comparable store sales.

SG&A expenses for the fourth quarter of fiscal 2004 were $30.2 million, or 32.4% of net sales, compared to $28.8 million, or 36.0% of net sales for the same period of the prior year. The decrease in SG&A expenses as a percent of sales is primarily due to increased leverage on fixed expenses as a result of higher comparable store sales offset primarily by legal expenses.

Operating income for the fourth quarter of fiscal 2004 increased to $13.5 million or 14.6% of net sales, compared to $4.6 million or 5.7% for the same period of the prior year. Net earnings for the fourth quarter increased to $8.4 million, compared to $3.3 million for the same period of the prior year. Diluted earnings per share for the fourth quarter were $0.21 versus $0.08 in the same period of fiscal 2003.

Net sales for the fiscal year ended June 30, 2004 were $372.3 million, up 15.1% from $323.5 million reported for the same period of the prior year. As previously reported, same store sales for the fiscal year ended June 30, 2004 increased 9.5% compared to a decrease of 6.8% in the same period of the prior year. Net earnings for the fiscal year ended June 30, 2004 were $33.8 million, an increase of 75.1% from $19.3 million for the same period of the prior year. Diluted earnings per share for the fiscal year ended June 30, 2004 were $0.85 compared to $0.50 for the same period a year ago.

The Company anticipates comparable store sales for the first quarter of fiscal 2005 to be mid to high single digits and earnings per share in the range of $0.16 to $0.19 per share, versus $0.15 in the first quarter of fiscal 2004.

The Company currently anticipates opening twenty new stores in fiscal 2005, which includes eleven bebe stores, eight BEBE SPORT stores, and one outlet store. For fiscal year 2005, our planned capital expenditures are approximately $20 million.

bebe stores, inc. will host a conference call on Thursday, August 12, 2004 at 9:30 A.M. Pacific Time to discuss fourth quarter results. Interested parties are invited to listen to the conference by calling (888) 241-2232. A replay of the call will be available for approximately one week by calling (800) 642-1687 and using the updated passcode “8642361". A link to the audio replay will be available on our web site at www.bebe.com following the conference call.

bebe designs, develops and produces a distinctive line of contemporary women’s apparel and accessories, which it markets under the bebe and BEBE SPORT brand names. bebe currently operates 201 stores, of which 177 are bebe stores and 24 are BEBE SPORT stores. These stores are located in the United States and Canada. In addition, we have an online store at www.bebe.com.

The statements in this news release, other than the historical financial information, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, and/or other factors that may be described in the company’s annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict.

bebe stores, inc. SELECTED BALANCE SHEET DATA (UNAUDITED)

	As of June 30,

	2004	2003

Assets	(Dollars in Thousands)
Cash and equivalents	$181,205	$132,889
Short-term marketable securities	5,050	10,500
Inventories, net	25,538	25,422
Property and equipment, net	62,355	52,305
Long-term marketable securities	7,875	7,875
Total assets	$296,736	$241,978

Liabilities and Shareholders' Equity
Total current liabilities	$34,120	$27,010
Total liabilities	52,316	40,633
Total shareholders' equity	244,420	201,345
Total liabilities and shareholders' equity	$296,736	$241,978

bebe stores, inc. STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months				For the Year
	Ended June 30,				Ended June 30,

	(Dollars in thousands except per share data)
	2004	%	2003	%	2004	%	2003	%

Net sales	$93,054	100.0	$80,112	100.0	$372,257	100.0	$323,549	100.0
Cost of sales, including production and occupancy	49,331	53.0	46,666	58.3	197,269	53.0	179,058	55.3

Gross profit	43,723	47.0	33,446	41.7	174,988	47.0	144,491	44.7
Selling, general and administrative expenses	30,174	32.4	28,837	36.0	122,278	32.8	115,851	35.8

Income from operations	13,549	14.6	4,609	5.7	52,710	14.2	28,640	8.9
Interest and other income, net	477	0.5	602	0.8	1,959	0.5	2,199	0.7

Earnings before income taxes	14,026	15.1	5,211	6.5	54,669	14.7	30,839	9.6
Provision for income taxes	5,652	6.1	1,960	2.4	20,899	5.6	11,560	3.6

Net earnings	$8,374	9.0	$3,251	4.1	$33,770	9.1	19,279	6.0

Basic earnings per share	$0.21		$0.08		$0.87		$0.50
Diluted earnings per share	$0.21		$0.08		$0.85		$0.50
Basic weighted average shares outstanding	39,080		38,500		38,815		38,466
Diluted weighted average shares outstanding	40,116		38,971		39,731		38,853

Number of stores open at beginning of period	189		177		180		165
Number of stores opened during period	10		5		20		20
Number of stores expanded/relocated during period*	3		2		3		2
Number of stores closed during period	-		2		1		5
Number of stores open at end of period	199		180		199		180
Total square footage at end of period (000's)	704		654		704		654
*Expanded/Relocated stores are excluded from comparable store sales for the first year following expansion/relocation.